UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 15, 2007, Lyondell Chemical Company (“Lyondell”) completed the sale of its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal).

As a result of the agreement with Cristal signed February 23, 2007 to sell the business, beginning in the first quarter of 2007, the assets and liabilities of Lyondell’s inorganic chemicals business are classified as held for sale, and the related operations are classified as discontinued. Accordingly, Lyondell has recast its audited consolidated financial statements for each of the three years in the period ended December 31, 2006 presented in Item 8 Financial Statements and Supplementary Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations presented in Item 7 of Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) to reflect the inorganic chemicals business as discontinued operations in all periods presented.

The recast consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in this Current Report on Form 8-K as Exhibit 99.1. Except for the limited matters described above, no other changes have been made to Lyondell’s 2006 Form 10-K, and this Current Report on Form 8-K should be read in conjunction with the portions of the 2006 Form 10-K that have not been recast herein and in conjunction with Lyondell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin

Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: May 29, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial
Statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006